EXHIBIT A

                             JOINT FILING AGREEMENT

      JOINT FILING AGREEMENT, dated as of November 24, 2008, among INVUS PUBLIC EQUITIES, L.P., INVUS PUBLIC EQUITIES ADVISORS, LLC, ULYS, L.L.C., and RAYMOND DEBBANE (collectively, the "Joint Filers").

      WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

      1. The Amendment No. 2 to Schedule 13D filed with respect to the common stock, par value $.01 per share, of NitroMed, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

      2. Each of the Joint Filers on whose behalf such Amendment No. 2 to
Schedule 13D is filed is responsible for the timely filing of Schedule 13D, this Amendment No. 2 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing
Agreement to be duly executed and delivered as of the date first above written.


INVUS PUBLIC EQUITIES, L.P.

By:  Invus Public Equities Advisors, LLC
     As General Partner

By:  /s/ Raymond Debbane
     -----------------------------------
     Raymond Debbane, President


INVUS PUBLIC EQUITIES ADVISORS, LLC

By:  /s/ Raymond Debbane
     -----------------------------------
     Raymond Debbane, President


ULYS, LLC

By:  /s/ Raymond Debbane
     -----------------------------------
     Raymond Debbane, President


RAYMOND DEBBANE

By:  /s/ Raymond Debbane
     -----------------------------------
     Raymond Debbane


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